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                                                                      EXHIBIT 24
                                                                      ----------

                               POWER OF ATTORNEY

   We, the undersigned officers and directors of Chiquita Brands International, Inc. (the Company), hereby severally constitute and appoint William A. Tsacalis and Robert W. Olson, and each of them singly, our true and lawful attorneys and agents with full power to them and each of them to do any and all acts and things in connection with the preparation and filing of the Company's Annual Report on Form 10-K for the year ended December 31, 2001 (the Report) pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission thereunder including specifically, but without limiting the generality of the foregoing, the power and authority to (i) file the Report after the Company's Plan of Reorganization becomes effective, and (ii) sign in the name of the Company and the names of the undersigned directors and officers in the capacities indicated below the Report, any and all amendments and supplements thereto and any and all other instruments and documents which said attorneys and agents or any of them may deem necessary or advisable in connection therewith; provided, however, that the foregoing power and authority shall not include any authority to take any action at any time at which, or with respect to any period of time during which, the undersigned officers and directors of the Company are not serving as such.

Signature                             Title                 Date
-------------------                   -------------         ------------------


/s/ Carl H. Lindner                   Director              March 18, 2002
-------------------------
(Carl H. Lindner)


/s/ Keith E. Lindner                  Director              March 18, 2002
-------------------------
(Keith E. Lindner)


/s/ Rohit Manocha                     Director              March 15, 2002
-------------------------
(Rohit Manocha)


/s/ Fred J. Runk                      Director              March 19, 2002
-------------------------
(Fred J. Runk)


/s/ Gregory C. Thomas                 Director              March 18, 2002
-------------------------
(Gregory C. Thomas)


/s/ William W. Verity                 Director              March 18, 2002
-------------------------
(William W. Verity)



/s/ Steven G. Warshaw                 Director, President   March 18, 2002
-------------------------
(Steven G. Warshaw)                   and Chief Executive
                                      Officer